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                                                                      Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-70607 and 333-72519), in the Registration Statements on Form S-8 (Nos. 333-76537, 333-85691 and 333-33819) and in the
Registration Statement on Form S-4 of Developers Diversified Realty Corporation of our report dated February 27, 2002, except for Note 5, as to which the date is November 21, 2002, relating to the financial statements, which appears in this Form 8-K.



/s/ PricewaterhouseCoopers LLP
Cleveland, Ohio
November 21, 2002